Exhibit 99.1

LIBERTY MEDIA CORPORATION REPORTS

SECOND QUARTER 2016 FINANCIAL RESULTS

Englewood, Colorado, August 5, 2016 - Liberty Media Corporation ("Liberty Media" or “Liberty”) (NASDAQ: LSXMA, LSXMB, LSXMK, BATRA, BATRK, LMCA, LMCK) today reported second quarter 2016 results.  Highlights include (1):

•	Attributed to Liberty SiriusXM Group
o	SiriusXM reported strong second quarter 2016 results
▪	Net subscriber growth of 8% to more than 30.6 million
▪	Revenue climbed 10% to $1.2 billion, a record high for any single quarter
▪	Net income rose 68% to $173 million
▪	Adjusted EBITDA(2) grew 13% to $468 million
o	Liberty Media’s ownership of SiriusXM stood at 64.8% as of July 22nd
•	Attributed to Liberty Braves Group
o	Completed rights offering and raised $203 million in proceeds
o	Braves signed six of top 25 international prospects, including top overall prospect Kevin Maitan; amateur draft secured five of top 80 draft picks
o	Battery Atlanta announced eight new retail, restaurant and entertainment concepts to be completed by opening day 2017
•	Attributed to Liberty Media Group
o	Live Nation posted double digit growth in revenue and adjusted operating income across each of its core divisions

“SiriusXM posted outstanding results for the quarter, reaching over 30.6 million subscribers.  The company set a quarterly revenue record and once again increased its guidance on July 26th,” said Greg Maffei, Liberty Media President and CEO.  “Live Nation also delivered a very strong quarter, and leading indicators across concerts and ticketing sales, sponsorship and advertising are pointing to another record year in 2016.  We’re very pleased with the progress of the Braves’ new ballpark and mixed-use facility, which continue to track on-time and on-budget.”

On April 15, 2016, Liberty Media completed the recapitalization (the “Recapitalization”) of its common stock into three new tracking stock groups: (i) the Liberty SiriusXM Group, (ii) the Liberty Braves Group and (iii) the Liberty Media Group.  For purposes of presentation herein, the assets and liabilities of Liberty Media (excluding cash and liquid investments as of March 31, 2016) have been allocated among the three tracking stocks as if the Recapitalization had occurred on January 1, 2015.  This is intended to supplement and enhance the information included in our prior period financial statements, but is not intended to provide a comprehensive view of what each tracking stock group's performance would have been had the Recapitalization actually occurred on such date.

Unless otherwise noted, the foregoing discussion compares financial information for the three months ended June 30, 2016 to the same period in 2015.

LIBERTY SIRIUSXM GROUP – Liberty SiriusXM Group's revenue increased 10% to $1.2 billion in the second quarter, operating income increased 77% to $343 million and adjusted OIBDA(2) increased 7% to $450 million.  The increases in revenue, operating income and adjusted OIBDA were primarily attributable to an increase in the daily weighted average number of subscribers and increases in certain of SiriusXM’s self-pay subscription rates.  The increase in operating income was also due to the $108 million SiriusXM legal settlement recorded in the second quarter of 2015 that was excluded from adjusted OIBDA for that period.  For the period following the Recapitalization, $7 million of selling, general and administrative expenses (including stock-based compensation expense) was allocated to the Liberty SiriusXM Group in connection with the Recapitalization.

SiriusXM is a separate publicly traded company and additional information about SiriusXM can be obtained through its website and filings with the Securities and Exchange Commission.  SiriusXM reported its stand-alone second quarter results on July 26, 2016.  For presentation purposes in this release, we include below the results of SiriusXM, as reported by SiriusXM, without regard to the purchase accounting adjustments applied by us for purposes of our financial statements.  Liberty Media believes the presentation of financial results as reported by SiriusXM is useful to investors as the comparability of those results is best understood in the context of SiriusXM's historical financial presentation.  For a reconciliation of revenue, adjusted OIBDA (as defined by Liberty Media) and operating income for SiriusXM's stand-alone operating results as reported by SiriusXM to those results as reported by Liberty Media, see Liberty Media's Form 10-Q for the quarter ended June 30, 2016.

Highlights of SiriusXM's earnings release included the following:

•	Second quarter revenue climbed 10% to $1.2 billion, a quarterly record

•	Net income rose 68% to $173 million and adjusted EBITDA(2) grew 13% to $468 million in the second quarter
•	Operating cash flow totaled $432 million and free cash flow(2) reached quarterly high of $395 million
•	SiriusXM increased 2016 subscriber, revenue, adjusted EBITDA(2) and free cash flow(2) guidance on July 26th

The businesses and assets attributed to Liberty SiriusXM Group consist primarily of Liberty Media’s interest in SiriusXM.

LIBERTY BRAVES GROUP - Liberty Braves Group's revenue increased $28 million to $131 million in the second quarter, operating income increased $3 million to $(3) million and adjusted OIBDA(2) increased $7 million to $12 million.  The increases in revenue, operating income and adjusted OIBDA were primarily due to an increase in overall ticket sales and broadcast revenue as a result of having more home games in the second quarter of 2016, with 44 home games in 2016 versus 35 home games during the same period in 2015.  The increases in operating income and adjusted OIBDA were partially offset by an increase in operating expenses driven by the acceleration of approximately $23 million in player salary expense as a result of released and injured players during the second quarter.  For the period following the Recapitalization, $3 million of selling, general and administrative expenses (including stock-based compensation expense) was allocated to the Liberty Braves Group in connection with the Recapitalization.

During the second quarter, Liberty Braves Group completed a rights offering (the “Rights Offering”) with respect to shares of Series C Liberty Braves common stock.  The Rights Offering expired at 5:00 p.m. New York City time on June 16, 2016 and was fully subscribed, with 15,833,634 shares of Series C Liberty Braves common stock issued to exercising rightsholders for total proceeds of $203 million.  Approximately $150 million of the proceeds from the Rights Offering were used to repay the outstanding balance and accrued interest on an intergroup note (the “Intergroup Note”) from Liberty Media Group to partially fund the equity contribution on the Atlanta Braves’ mixed-use development project, and the Intergroup Note agreement was cancelled. The remaining proceeds were attributed to the Liberty Braves Group and will be used for future development costs.  Assuming the issuance of the shares underlying the intergroup interest held by Liberty Media Group, discussed below, the Liberty Braves Group outstanding share count as of July 31, 2016 would be 58.5 million.

The businesses and assets attributed to Liberty Braves Group consist primarily of Liberty Media’s subsidiary Braves Holdings, LLC (“Braves Holdings”), which indirectly owns the Atlanta Braves baseball team, and certain assets and liabilities associated with its ballpark and mixed-use development project.

LIBERTY MEDIA GROUP – In the second quarter, the Liberty Media Group incurred $9 million of selling, general and administrative expenses (including stock-based compensation expense).

The businesses and assets attributed to Liberty Media Group consist of all of Liberty Media’s businesses and assets other than those attributed to the Liberty SiriusXM Group and the Liberty Braves Group, including its interest in Live Nation, minority equity investments in Time Warner and Viacom and an intergroup interest in the Liberty Braves Group.  Liberty Media Group initially held a 20% intergroup interest in the Liberty Braves Group.  As a result of the Rights Offering, the number of notional shares underlying the intergroup interest was adjusted to 9.1 million, representing a 15.6% intergroup interest in the Liberty Braves Group.

Share Repurchases

Between the reclassification of the original Liberty Capital tracking stock on March 3, 2008 and July 23, 2014, Liberty Media repurchased shares of Series A common stock for aggregate cash consideration of $2.9 billion, representing 51% of shares outstanding(3).  For the period covering the creation of the Liberty Media Series C common stock on July 24, 2014 through January 31, 2016 (prior to the creation of the Liberty SiriusXM, Liberty Braves and Liberty Media tracking stocks), Liberty Media repurchased approximately 9.2 million shares of Series A and Series C common stock, collectively, at an average cost per share of $37.96 for total cash consideration of $350 million, representing 2.7% of shares outstanding(4).  There were no repurchases of Series A or Series C Liberty Media Corporation common stock from February 1, 2016 through the Recapitalization on April 15, 2016, and there were no repurchases of Series A or Series C Liberty SiriusXM common stock, Series A or Series C Liberty Braves common stock or Series A or Series C Liberty Media common stock from April 15, 2016 through July 31, 2016.  The total remaining repurchase authorization for Liberty Media stock is approximately $1.3 billion and can be applied to repurchases of Series A and Series C shares of any of the Liberty Media Corporation tracking stocks.

FOOTNOTES

1)

Liberty Media's President and CEO, Greg Maffei, will discuss these highlights and other matters in Liberty Media's earnings conference call which will begin at 11:30 a.m. (E.D.T.) on August 5, 2016.  For information regarding how to access the call, please see “Important Notice” later in this document.

2)

For definitions of adjusted OIBDA (as defined by Liberty Media), adjusted EBITDA (as defined by SiriusXM) and free cash flow (as defined by SiriusXM) and applicable reconciliations see the accompanying schedules.

3)	Based on shares outstanding at the time of the introduction of the original Liberty Capital stock.
4)	Based on shares outstanding as of October 31, 2014.

LIBERTY MEDIA FINANCIAL METRICS - QUARTER

	Three months ended
	June 30,
	2015	2016
	amounts in millions
Revenue
Liberty SiriusXM Group
SIRIUS XM	$1,119	$1,235
Total Liberty SiriusXM Group	1,119	1,235
Liberty Braves Group
Corporate and other	103	131
Total Liberty Braves Group	103	131
Liberty Media Group
Corporate and other	—	—
Total Liberty Media Group	—	—
Consolidated Liberty	$1,222	$1,366

Operating Income (Loss)
Liberty SiriusXM Group
SIRIUS XM	$194	$350
Corporate and other	—	(7)
Total Liberty SiriusXM Group	194	343
Liberty Braves Group
Corporate and other	(6)	(3)
Total Liberty Braves Group	(6)	(3)
Liberty Media Group
Corporate and other	(17)	(12)
Total Liberty Media Group	(17)	(12)
Consolidated Liberty	$171	$328

Adjusted OIBDA
Liberty SiriusXM Group
SIRIUS XM	$420	$451
Corporate and other	—	(1)
Total Liberty SiriusXM Group	420	450
Liberty Braves Group
Corporate and other	5	12
Total Liberty Braves Group	5	12
Liberty Media Group
Corporate and other	(7)	(7)
Total Liberty Media Group	(7)	(7)
Consolidated Liberty	$418	$455

NOTES

The following financial information with respect to Liberty Media's equity affiliates and available for sale securities is intended to supplement Liberty Media's condensed consolidated balance sheet and statement of operations to be included in its Form 10-Q for the period ended June 30, 2016.

Fair Value of Corporate Public Holdings

(amounts in millions)	3/31/2016		6/30/2016
Liberty SiriusXM Group	$	N/A	$	N/A
Liberty Braves Group		N/A		N/A
Liberty Media Group
Live Nation Debt and Equity(1)		$1,578		1,661
Other Public Holdings(2)		474		406
		$2,052		$2,067
Total Liberty Media		$2,052		$2,067

(1)

Represents the fair value of Liberty Media Group's debt and equity investments.  In accordance with GAAP, Liberty Media accounts for its investment in the equity of Live Nation using the equity method of accounting and includes it in its consolidated balance sheet at its historical carrying value of $745 million and $746 million as of March 31, 2016 and June 30, 2016, respectively.

(2)	Represents the carrying value of other public holdings which are accounted for at fair value.

Cash and Debt

The following presentation is provided to separately identify cash and liquid investments and debt information.

(amounts in millions)	3/31/2016	6/30/2016
Cash and Liquid Investments Attributable to:
Liberty SiriusXM Group(1)	$102	$526
Liberty Braves Group(2)	44	149
Liberty Media Group(3)	517	554
Total Liberty Consolidated Cash and Liquid Investments	$663	$1,229

Less:
Short-term marketable securities - Liberty Media Group	61	-
Total Liberty Consolidated Cash (GAAP)	$602	$1,229

Debt:
SiriusXM senior notes(4)	$5,150	$6,150
Margin loans	250	250
Other subsidiary debt(5)	618	16
Total Attributed Liberty SiriusXM Group Debt	$6,018	$6,416
Less: Unamortized discount, fair market value adjustment and deferred loan costs	(43)	(53)
Total Attributed Liberty SiriusXM Group Debt (GAAP)	$5,975	$6,363

Liberty 1.375% cash convertible notes due 2023(6)	1,000	1,000
Other corporate level debt	37	37
Total Attributed Liberty Media Group Debt	$1,037	$1,037
Less: Fair market value adjustment	(2)	(6)
Total Attributed Liberty Media Group Debt (GAAP)	$1,035	$1,031

Atlanta Braves debt(7)	115	145
Total Attributed Liberty Braves Group Debt(8)	$115	$145
Less: Deferred loan costs	(7)	(8)
Total Attributed Liberty Braves Group Debt (GAAP)	$108	$137

Total Liberty Media Corporation Debt (GAAP)	$7,118	$7,531

(1)

Includes $102 million and $476 million of cash and liquid investments held at SiriusXM as of March 31, 2016 and June 30, 2016, respectively.  Cash balance as of March 31, 2016 does not include the $50 million of corporate cash attributed as part of the Recapitalization on April 15, 2016.

(2)

Includes $44 million and $46 million of cash and liquid investments held at Braves Holdings as of March 31, 2016 and June 30, 2016, respectively.  Cash balance as of March 31, 2016 does not include the $50 million of corporate cash attributed as part of the Recapitalization on April 15, 2016.

(3)

Includes $61 million of short-term marketable securities with an original maturity greater than 90 days as of March 31, 2016.  Cash balance as of March 31, 2016 is inclusive of $50 million of corporate cash that was attributed to each of Liberty SiriusXM Group and Liberty Braves Group as part of the Recapitalization on April 15, 2016.

(4)	Outstanding principal amount of Senior Notes with no reduction for the net unamortized discount.
(5)	Includes SiriusXM capital leases and borrowings under the SiriusXM revolving credit facility.
(6)	Face amount of the cash convertible notes with no fair market value adjustment.
(7)

Includes Atlanta National League Baseball Club, LLC borrowings, Braves Stadium Company, LLC debt to fund the construction of the new ballpark and drawdowns under various credit facilities to fund development costs for the mixed-use development.

(8)	Total debt attributed to Liberty Braves Group as of March 31, 2016 excludes any amounts drawn on the Intergroup Note.

Total cash and liquid investments attributed to Liberty SiriusXM Group increased $424 million during the quarter primarily as a result of cash from operations and net borrowings at SiriusXM, partially offset by stock repurchases at SiriusXM.  Cash and liquid investments attributed to Liberty SiriusXM Group as of March 31, 2016 reflects the cash and liquid investments at SiriusXM as of such dates and does not include $50 million of corporate cash attributed as part of the tracking stock Recapitalization. Included in the cash and liquid investments balance attributed to Liberty SiriusXM Group at June 30, 2016 is $476 million at SiriusXM.  Although SiriusXM is a consolidated subsidiary, it is a separate public company with a significant non-controlling interest, therefore Liberty Media does not have ready access to SiriusXM’s cash balance.

Total debt attributed to Liberty SiriusXM increased by $398 million primarily as a result of additional borrowings in excess of repayments under SiriusXM’s revolving credit facility.

Total cash and liquid investments attributed to Liberty Braves Group increased $105 million during the quarter primarily as a result of proceeds received from the Rights Offering and additional borrowings, partially offset by repayment of the Intergroup Note to Liberty Media Group and capital expenditures related to the construction of the new ballpark and adjacent mixed-use development.  Cash and liquid investments attributed to Liberty Braves Group as of March 31, 2016 reflects the cash and liquid investments at Braves Holdings as of such date and does not include $50 million of corporate cash attributed as part of the tracking stock Recapitalization.  Included in the cash and liquid investments balance attributed to Liberty Braves Group at June 30, 2016 is $46 million at Braves Holdings.

As of June 30, 2016, approximately $420 million had been spent on the new ballpark, of which approximately $331 million of funding was provided by Cobb County and related entities and $89 million provided by the Braves.  As of June 30, 2016, approximately $179 million had been spent on the mixed-use development (including $7 million of cost towards future development phases, including purchased land cost, not reflected in currently forecasted equity contribution towards mixed-use development), of which approximately $14 million was provided by JV partners’ equity.

Total debt attributed to Liberty Braves Group increased by $30 million primarily as a result of additional borrowings, net of repayments, for team operations and funding the mixed-use development.

Total cash and liquid investments attributed to Liberty Media Group increased $37 million during the quarter, primarily as a result of cash proceeds from the sale of investments and the repayment of Intergroup Note funds lent to Liberty Braves Group, partially offset by $50 million of corporate cash that was attributed to each of Liberty SiriusXM Group and Liberty Braves Group as part of the Recapitalization on April 15, 2016.  Cash and liquid investments attributed to Liberty Media Group as of March 31, 2016 reflects all cash and liquid investments of Liberty Media Corporation less cash and liquid investments at SiriusXM and Braves Holdings as of such dates, and is inclusive of $50 million of corporate cash that was attributed to each of Liberty SiriusXM Group and Liberty Braves Group as part of the tracking stock Recapitalization.

Total debt attributed to Liberty Media Group was flat versus the prior quarter.

Important Notice: Liberty Media Corporation (Nasdaq: LSXMA, LSXMB, LSXMK, LMCA, LMCK, BATRA, BATRK) President and CEO, Greg Maffei, will discuss Liberty Media's earnings release in a conference call which will begin at 11:30 a.m. (E.D.T.) on August 5, 2016.  The call can be accessed by dialing (844) 838-8043 or (678) 509-7480 at least 10 minutes prior to the start time.  The call will also be broadcast live across the Internet and archived on our website.  To access the webcast go to http://www.libertymedia.com/events.  Links to this press release will also be available on the Liberty Media website.

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about business strategies, market potential, future financial prospects, growth of SiriusXM's subscriber base, the future financial performance of SiriusXM, the continuation of our stock repurchase plan, the repurchase activity of SiriusXM, the construction of the new stadium for the Atlanta Braves and the associated mixed use development and other matters that are not historical facts.  These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, possible changes in market acceptance of new products or services, regulatory matters affecting our businesses, the competitive position of SiriusXM versus other radio and audio entertainment providers, the ability of SiriusXM to attract and retain subscribers, the dependence of SiriusXM upon the auto industry, general economic conditions, the failure of SiriusXM’s satellites, the interruption or failure of SiriusXM’s information and communication systems, the security of personal customer information, royalties SiriusXM pays for music rights (which increase over time), the unfavorable outcome of pending or future litigation, the failure to realize benefits of acquisitions, rapid technological and industry change, failure of third parties to perform, changes in consumer protection laws and their enforcement, continued access to capital on terms acceptable to Liberty Media and changes in law and market conditions conducive to stock repurchases.  These forward-looking statements speak only as of the date of this presentation, and Liberty Media expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Media's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty Media, including the most recent Forms 10-K and 10-Q, for additional information about Liberty Media and about the risks and uncertainties related to Liberty Media's business which may affect the statements made in this presentation.

Contact: Courtnee Chun (720) 875-5420

LIBERTY MEDIA CORPORATION

BALANCE SHEET INFORMATION

June 30, 2016 (unaudited)

	Attributed
	Liberty	Liberty	Liberty
	SiriusXM	Braves	Media	Intergroup	Consolidated
	Group	Group	Group	Eliminations	Liberty
	amounts in millions
Assets
Current assets:
Cash and cash equivalents	$526	149	554	—	1,229
Trade and other receivables, net	225	48	3	—	276
Other current assets	232	27	4	—	263
Total current assets	983	224	561	—	1,768
Intergroup interest in the Liberty Braves Group	—	—	133	(133)	—
Investments in available-for-sale securities and other cost investments	—	8	484	—	492
Investments in affiliates, accounted for using the equity method	166	52	905	—	1,123

Property and equipment, at cost	1,985	647	160	—	2,792
Accumulated depreciation	(637)	(45)	(68)	—	(750)
	1,348	602	92	—	2,042

Intangible assets not subject to amortization
Goodwill	14,165	180	—	—	14,345
FCC licenses	8,600	—	—	—	8,600
Other	930	143	—	—	1,073
	23,695	323	—	—	24,018
Intangible assets subject to amortization, net	1,004	64	—	—	1,068
Other assets, at cost, net of accumulated amortization	140	12	226	—	378
Total assets	$27,336	1,285	2,401	(133)	30,889

Liabilities and Equity
Current liabilities:
Intergroup payable (receivable)	$3	(1)	(2)	—	—
Accounts payable and accrued liabilities	715	72	21	—	808
Current portion of debt	256	—	—	—	256
Deferred revenue	1,814	68	1	—	1,883
Other current liabilities	3	—	45	—	48
Total current liabilities	2,791	139	65	—	2,995
Long-term debt	6,107	137	1,031	—	7,275
Deferred income tax liabilities	1,796	27	29	—	1,852
Redeemable intergroup interest	—	133	—	(133)	—
Other liabilities	272	388	56	—	716
Total liabilities	10,966	824	1,181	(133)	12,838
Equity / Attributed net assets	9,980	447	1,220	—	11,647
Noncontrolling interests in equity of subsidiaries	6,390	14	—	—	6,404
Total liabilities and equity	$27,336	1,285	2,401	(133)	30,889

LIBERTY MEDIA CORPORATION

STATEMENT OF OPERATIONS
Three months ended June 30, 2016 (unaudited)

	Attributed
	Liberty	Liberty	Liberty
	SiriusXM	Braves	Media	Consolidated
	Group	Group	Group	Liberty
	amounts in millions
Revenue:
Subscriber revenue	$1,032	—	—	1,032
Other revenue	203	131	—	334
Total revenue	1,235	131	—	1,366
Operating costs and expenses, including stock-based compensation:
Cost of subscriber services (exclusive of depreciation shown separately below):
Revenue share and royalties	264	—	—	264
Programming and content	83	—	—	83
Customer service and billing	94	—	—	94
Other	45	—	—	45
Subscriber acquisition costs	129	—	—	129
Other operating expenses	20	102	—	122
Selling, general and administrative	180	19	9	208
Depreciation and amortization	77	13	3	93
	892	134	12	1,038
Operating income (loss)	343	(3)	(12)	328
Other income (expense):
Interest expense	(86)	—	(4)	(90)
Share of earnings (losses) of affiliates, net	2	2	14	18
Realized and unrealized gains (losses) on financial instruments, net	—	—	(32)	(32)
Unrealized gains (losses) on intergroup interest	—	27	(27)	—
Other, net	—	(1)	6	5
	(84)	28	(43)	(99)
Earnings (loss) from continuing operations before income taxes	259	25	(55)	229
Income tax (expense) benefit	(99)	—	10	(89)
Net earnings (loss)	160	25	(45)	140
Less net earnings (loss) attributable to the noncontrolling interests	60	—	—	60
Net earnings (loss) attributable to Liberty stockholders	$100	25	(45)	80

Programming and content	4	—	—	4
Customer service and billing	1	—	—	1
Other	1	—	—	1
Other operating expenses	3	—	—	3
Selling, general and administrative	21	2	2	25
Stock compensation expense	$30	2	2	34

LIBERTY MEDIA CORPORATION

STATEMENT OF OPERATIONS
Three months ended June 30, 2015 (unaudited)

	Attributed
	Liberty	Liberty	Liberty
	SiriusXM	Braves	Media	Consolidated
	Group	Group	Group	Liberty
	amounts in millions
Revenue:
Subscriber revenue	$936	—	—	936
Other revenue	183	103	—	286
Total revenue	1,119	103	—	1,222
Operating costs and expenses, including stock-based compensation:
Cost of subscriber services (exclusive of depreciation shown separately below):
Revenue share and royalties	331	—	—	331
Programming and content	61	—	—	61
Customer service and billing	94	—	—	94
Other	34	—	—	34
Subscriber acquisition costs	137	—	—	137
Other operating expenses	18	85	—	103
Selling, general and administrative	169	15	15	199
Depreciation and amortization	81	9	2	92
	925	109	17	1,051
Operating income (loss)	194	(6)	(17)	171
Other income (expense):
Interest expense	(76)	(1)	(6)	(83)
Share of earnings (losses) of affiliates, net	3	2	(5)	—
Realized and unrealized gains (losses) on financial instruments, net	—	—	40	40
Other, net	—	—	6	6
	(73)	1	35	(37)
Earnings (loss) from continuing operations before income taxes	121	(5)	18	134
Income tax (expense) benefit	(30)	1	(6)	(35)
Net earnings (loss)	91	(4)	12	99
Less net earnings (loss) attributable to the noncontrolling interests	38	—	—	38
Net earnings (loss) attributable to Liberty stockholders	$53	(4)	12	61

Programming and content	4	—	—	4
Customer service and billing	2	—	—	2
Other	2	—	—	2
Other operating expenses	4	—	—	4
Selling, general and administrative	25	2	8	35
Stock compensation expense	$37	2	8	47

LIBERTY MEDIA CORPORATION

STATEMENT OF CASH FLOWS INFORMATION

Six months ended June 30, 2016 (unaudited)

	Attributed
	Liberty	Liberty	Liberty
	SiriusXM	Braves	Media	Consolidated
	Group	Group	Group	Liberty
	amounts in millions
Cash flows from operating activities:
Net earnings (loss)	$323	—	244	567
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	156	18	6	180
Stock-based compensation	54	4	10	68
Excess tax benefit from stock-based compensation	(1)	—	(74)	(75)
Share of (earnings) loss of affiliates, net	(9)	(4)	7	(6)
Unrealized (gains) losses on intergroup interest, net	—	(27)	27	—
Realized and unrealized (gains) losses on financial instruments, net	—	—	40	40
Deferred income tax expense (benefit)	190	(20)	10	180
Intergroup tax allocation	3	(4)	1	—
Other charges (credits), net	26	1	(4)	23
Changes in operating assets and liabilities
Current and other assets	7	(60)	2	(51)
Payables and other liabilities	34	111	116	261
Net cash provided (used) by operating activities	783	19	385	1,187
Cash flows from investing activities:
Investments in and loans to cost and equity investees	—	(8)	(3)	(11)
Cash proceeds from sale of investments	—	—	58	58
Capital expended for property and equipment	(67)	(93)	—	(160)
Purchases of short term investments and other marketable securities	—	—	(258)	(258)
Sales of short term investments and other marketable securities	—	—	273	273
Other investing activities, net	(4)	(10)	26	12
Net cash provided (used) by investing activities	(71)	(111)	96	(86)
Cash flows from financing activities:
Borrowings of debt	1,387	66	—	1,453
Repayments of debt	(744)	(71)	(1)	(816)
Intergroup (payments) receipts	9	(34)	25	—
Shares repurchased by subsidiary	(996)	—	—	(996)
Proceeds from Liberty Braves common stock rights offering	—	203	—	203
Excess tax benefit from stock-based compensation	1	—	74	75
Taxes paid in lieu of shares issued for stock-based compensation	(6)	—	(4)	(10)
Other financing activities, net	51	64	(97)	18
Net cash provided (used) by financing activities	(298)	228	(3)	(73)
Net increase (decrease) in cash and cash equivalents	414	136	478	1,028
Cash and cash equivalents at beginning of period	112	13	76	201
Cash and cash equivalents at end of period	$526	149	554	1,229

LIBERTY MEDIA CORPORATION

STATEMENT OF CASH FLOWS INFORMATION

Six months ended June 30, 2015 (unaudited)

	Attributed
	Liberty	Liberty	Liberty
	SiriusXM	Braves	Media	Consolidated
	Group	Group	Group	Liberty
	amounts in millions
Cash flows from operating activities:
Net earnings (loss)	$176	(19)	(39)	118
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	158	14	4	176
Stock-based compensation	74	2	15	91
Excess tax benefit from stock-based compensation	(12)	—	(23)	(35)
Share of (earnings) loss of affiliates, net	4	(4)	37	37
Realized and unrealized (gains) losses on financial instruments, net	—	—	(12)	(12)
Deferred income tax expense (benefit)	139	(7)	(51)	81
Intergroup tax allocation	(2)	(3)	5	—
Intergroup tax (payments) receipts	—	1	(1)	—
Other charges (credits), net	11	2	2	15
Changes in operating assets and liabilities
Current and other assets	(136)	(26)	6	(156)
Payables and other liabilities	279	54	34	367
Net cash provided (used) by operating activities	691	14	(23)	682
Cash flows from investing activities:
Cash proceeds from dispositions of investments	—	—	149	149
Proceeds (payments) from settlement of financial instruments, net	—	—	(19)	(19)
Capital expended for property and equipment	(61)	(78)	—	(139)
Purchases of short term investments and other marketable securities	—	—	(32)	(32)
Sales of short term investments and other marketable securities	—	—	180	180
Other investing activities, net	—	2	(24)	(22)
Net cash provided (used) by investing activities	(61)	(76)	254	117
Cash flows from financing activities:
Borrowings of debt	1,258	85	—	1,343
Repayments of debt	(661)	—	—	(661)
Intergroup (payments) receipts	7	—	(7)	—
Repurchases of Liberty common stock	—	—	(300)	(300)
Shares repurchased by subsidiary	(1,084)	—	—	(1,084)
Taxes paid in lieu of shares issued for stock-based compensation	(16)	—	(11)	(27)
Excess tax benefit from stock-based compensation	12	—	23	35
Other financing activities, net	—	—	4	4
Net cash provided (used) by financing activities	(484)	85	(291)	(690)
Net increase (decrease) in cash and cash equivalents	146	23	(60)	109
Cash and cash equivalents at beginning of period	148	11	522	681
Cash and cash equivalents at end of period	$294	34	462	790

NON-GAAP FINANCIAL MEASURES

SCHEDULE 1

This press release includes a presentation of adjusted OIBDA, which is a non-GAAP financial measure, for the Liberty SiriusXM Group, the Liberty Braves Group and the Liberty Media Group, together with reconciliations to operating income, as determined under GAAP.  Liberty Media defines adjusted OIBDA as revenue less operating expenses, and selling, general and administrative expenses, excluding all stock based compensation, and excludes from that definition depreciation and amortization, restructuring and impairment charges and separately reported legal settlements that are included in the measurement of operating income pursuant to GAAP.

Liberty Media believes adjusted OIBDA is an important indicator of the operational strength and performance of its businesses, including each business' ability to service debt and fund capital expenditures.  In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between businesses and identify strategies to improve performance.  Because adjusted OIBDA is used as a measure of operating performance, Liberty Media views operating income as the most directly comparable GAAP measure.  Adjusted OIBDA is not meant to replace or supersede operating income or any other GAAP measure, but rather to supplement such GAAP measures in order to present investors with the same information that Liberty Media's management considers in assessing the results of operations and performance of its assets.  Please see the attached schedules for applicable reconciliations.

The following table provides a reconciliation of adjusted OIBDA for Liberty Media to operating income calculated in accordance with GAAP for the three months ended June 30, 2015 and June 30, 2016, respectively.

QUARTERLY SUMMARY

(amounts in millions)	2Q15	2Q16
Liberty SiriusXM Group
Revenue	$1,119	$1,235

Adjusted OIBDA	420	450
Depreciation and amortization	(81)	(77)
Stock compensation expense	(37)	(30)
Legal settlement(1)	(108)	—
Operating Income	$194	$343

Liberty Braves Group
Revenue	$103	$131

Adjusted OIBDA	5	12
Depreciation and amortization	(9)	(13)
Stock compensation expense	(2)	(2)
Operating Income	$(6)	$(3)

Liberty Media Group
Revenue	$—	$—

Adjusted OIBDA	(7)	(7)
Depreciation and amortization	(2)	(3)
Stock compensation expense	(8)	(2)
Operating Income	$(17)	$(12)

Liberty Media Corporation (Consolidated)
Revenue	$1,222	$1,366

Adjusted OIBDA	418	455
Depreciation and amortization	(92)	(93)
Stock compensation expense	(47)	(34)
Legal settlement(1)	(108)	—
Operating Income	$171	$328

(1)

Legal settlement is due to an expense of $108 million recorded for the portion of the $210 million Capitol Records lawsuit settlement related to SiriusXM's use of pre-1972 sound recordings for the periods prior to June 30, 2015.  The $108 million is included in the Revenue share and royalties line item in the accompanying condensed consolidated financial statements for the three months ended June 30, 2015 but has been excluded from Adjusted OIBDA for the corresponding period as this expense was not incurred as a part of SiriusXM's normal operations for the period, and this lump sum amount does not relate to the on-going performance of the business.  The remaining portion of the settlement is being recorded as a component of Adjusted OIBDA in subsequent periods through December 2017, as the ongoing amount is considered to be a part of SiriusXM's normal operations.

SCHEDULE 2

This press release also includes a presentation of adjusted EBITDA, which is a non-GAAP financial measure used by SiriusXM, together with a reconciliation to SiriusXM's stand-alone net income, as determined under GAAP.  SiriusXM defines adjusted EBITDA as follows:  EBITDA is defined as net income before interest expense, income tax expense and depreciation and amortization. SiriusXM adjusts EBITDA to exclude the impact of other income as well as certain other charges discussed below.  Adjusted EBITDA is one of the primary Non-GAAP financial measures SiriusXM uses to (i) evaluate the performance of on-going core operating results period over period, (ii) base internal budgets and (iii)

compensate management.  Adjusted EBITDA is a Non-GAAP financial measure that excludes (if applicable): (i) certain adjustments as a result of the purchase price accounting for the merger of Sirius and XM, (ii) share-based payment expense and (iii) other significant operating expenses (income) that do not relate to the ongoing performance of SiriusXM’s business.  SiriusXM believes adjusted EBITDA is a useful measure of the underlying trend of their operating performance, which provides useful information about their business apart from the costs associated with capital structure and purchase price accounting.  SiriusXM believes investors find this Non-GAAP financial measure useful when analyzing their results and comparing their operating performance to the performance of other communications, entertainment and media companies.  SiriusXM believes investors use current adjusted EBITDA to estimate current enterprise value and to make investment decisions.  Because of large capital investments in SiriusXM’s satellite radio system, their results of operations reflect significant charges for depreciation expense.  SiriusXM believes the exclusion of share-based payment expense is useful as it is not directly related to the operational conditions of their business. SiriusXM also believes the exclusion of settlements related only to the historical use of pre-1972 sound recordings and loss on disposal of assets is useful as it does not represent an expense incurred as part of normal operations for the period.

Adjusted EBITDA has certain limitations in that it does not take into account the impact to SiriusXM’s statements of comprehensive income of certain expenses, including share-based payment expense and certain purchase price accounting for the merger of Sirius and XM. SiriusXM endeavors to compensate for the limitations of the Non-GAAP measure presented by also providing the comparable GAAP measure with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the Non-GAAP measure.  Investors that wish to compare and evaluate SiriusXM’s operating results after giving effect for these costs, should refer to net income as disclosed in their unaudited consolidated statements of comprehensive income.  Since adjusted EBITDA is a Non-GAAP financial performance measure, their calculation of adjusted EBITDA may be susceptible to varying calculations; may not be comparable to other similarly titled measures of other companies; and should not be considered in isolation, as a substitute for, or superior to measures of financial performance prepared in accordance with GAAP.  The reconciliation of net income to the adjusted EBITDA is calculated as follows:

	Unaudited
	For the Three Months Ended
	June 30,
	2016	2015
($ in thousands)
Net income:	$173,015	$102,849
Add back items excluded from Adjusted EBITDA:
Purchase price accounting adjustments:
Revenues	1,813	1,813
Operating expenses	—	(558)
Pre-1972 sound recordings legal settlement	—	107,658
Loss on disposal of assets	12,912	—
Share-based payment expense	24,177	19,524
Depreciation and amortization	66,708	67,096
Interest expense	83,396	75,380
Other income	(2,515)	(4,221)
Income tax expense	108,260	45,421
Adjusted EBITDA	$467,766	$414,962

SCHEDULE 3

SiriusXM's free cash flow is derived from cash flow provided by operating activities, net of additions to property and equipment, restricted and other investment activity and the return of capital from investment in unconsolidated entity. Free cash flow is a metric that their management and board of directors use to evaluate the cash generated by operations, net of capital expenditures and other investment activity and significant items that do not relate to the on-going performance of their business.  In a capital intensive business, with significant investments in satellites, SiriusXM looks at their operating cash flow, net of these investing cash outflows, to determine cash available for future subscriber acquisition and capital expenditures, to repurchase or retire debt, to acquire other companies and to evaluate their ability to return capital to stockholders.  SiriusXM believes free cash flow is an indicator of the long-term financial stability of their business.  Free cash flow, which is reconciled to "Net cash provided by operating activities," is a Non-GAAP financial measure.  This measure can be calculated by deducting amounts under the captions "Additions to property and equipment" and deducting or adding Restricted and other investment activity from "Net cash provided by operating activities" from the unaudited consolidated statements of cash flows, adjusted for any significant legal settlements.  Free cash flow should be used in conjunction with other GAAP financial performance measures and may not be comparable to free cash flow measures presented by other companies.  Free cash flow should be viewed as a supplemental measure rather than an alternative measure of cash flows from operating activities, as determined in accordance with GAAP.  Free cash flow is limited and does not represent remaining cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt maturities.  SiriusXM believes free cash flow provides useful supplemental information to investors regarding their current cash flow, along with other GAAP measures (such as cash flows from operating and investing activities), to determine their financial condition, and to compare their operating performance to other communications, entertainment and media companies.  Free cash flow is calculated as follows:

	Unaudited
	For the Three Months Ended
	June 30,
	2016	2015
($ in thousands)
Cash flow information
Net cash provided by operating activities	$432,102	$402,312
Net cash used in investing activities	$(37,156)	$(31,398)
Net cash used in financing activities	$(20,445)	$(558,904)
Free cash flow
Net cash provided by operating activities	$432,102	$402,312
Additions to property and equipment	(37,001)	(31,398)
Purchases of restricted and other investments	(155)	—
Free cash flow	$394,946	$370,914